Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-110980), as amended by Pre-effective Amendment on Form S-3 filed March 9, 2004, Form S-1 (No. 333-102077), as amended by Pre-effective Amendment on Form S-3 to the Form S-1 filed April 11, 2003 and Post-effective Amendment on Form S-3 to the Form S-1 filed February 19, 2004, and Form S-8 (No. 333-101136) of NII Holdings, Inc. of our report dated March 11, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
McLean, Virginia
March 12, 2004